                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 THE SOUTHLAND CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

       2711 NORTH HASKELL AVENUE  -  BOX 711  -  DALLAS, TEXAS 75221-0711

                                                                  March 23, 1999

Dear Southland Shareholder:

    We invite you to attend the Annual Meeting of Shareholders of The Southland Corporation on Wednesday, April 28, 1999, at 9:30 a.m., Central Daylight Time, in the Joe C. Thompson Auditorium, on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas. If you are planning to attend the meeting in person, please mark the appropriate space on the enclosed proxy card. A map of Cityplace is included on the outside back cover of the attached Proxy Statement showing entrances to the parking garage. This booklet contains the formal Notice of Annual Meeting and the Proxy Statement. The Proxy Statement tells you about the proposals being presented to the shareholders for consideration at this meeting and also provides additional important information about the procedures for the meeting.

    At this meeting you will be voting on the election of thirteen directors, ratification of the selection of auditors, the Stock Compensation Plan for Non-Employee Directors and Articles of Amendment to the Company's Articles of Incorporation that will authorize the change of the Company's name to "7-Eleven, Inc."

    As described in the accompanying Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the persons nominated for election as a director, and FOR each of the other items presented.

    A copy of Southland's 1998 Annual Report is being sent to you along with this Proxy Statement and Notice of Annual Meeting. As always, we appreciate your continued interest in Southland.

    Please complete, sign and mail the enclosed proxy card as soon as possible so that your vote will be counted at the meeting.

                                          Sincerely,

                                          Clark J. Matthews, II
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                                          SECRETARY AND DIRECTOR

                           THE SOUTHLAND CORPORATION
                           2711 NORTH HASKELL AVENUE
                                    BOX 711
                            DALLAS, TEXAS 75221-0711

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1999

                            ------------------------

To the Shareholders of The Southland Corporation:

    The Annual Meeting of Shareholders of The Southland Corporation (the "Company") will be held on Wednesday, April 28, 1999, at 9:30 a.m., Central Daylight Time, in the Joe C. Thompson Conference Center, on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, for the following purposes:

     1. To elect thirteen directors to serve for the ensuing year;

     2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, to be the independent auditors of the Company for the year 1999;

     3. To consider and vote upon the approval of the Company's Stock Compensation Plan for Non-Employee Directors;


     4. To consider and vote upon the approval of Articles of Amendment to the Company's Second Restated Articles of Incorporation to change the Company's name to "7-Eleven, Inc."; and


     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business Friday, March 12, 1999, will be entitled to receive notice of, and to vote at, the meeting.

    Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS ON IT, INDICATING YOUR VOTES BY MARKING THE APPROPRIATE BOXES, AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Clark J. Matthews, II
                                          SECRETARY

Dallas, Texas
March 23, 1999

                IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK
                     THE APPROPRIATE BOX ON THE PROXY CARD

                           THE SOUTHLAND CORPORATION
                           2711 NORTH HASKELL AVENUE
                              DALLAS, TEXAS 75204

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1999
          DATE FIRST SENT OR GIVEN TO SECURITY HOLDERS: MARCH 29, 1999

                             ---------------------

                              GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of The Southland Corporation (the "Company" or "Southland") for use at the Annual Meeting of Shareholders to be held April 28, 1999, and at any adjournments thereof. Neither the Company's officers nor directors who held office during the last fiscal year, nor any nominee or associate of any of the aforementioned persons, has any interest, direct or indirect, in the matters to be voted upon, other than election to office and as otherwise disclosed herein.

    The Board of Directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. In addition, if you plan to attend the meeting in person, please so indicate in the appropriate space on the proxy card. Each properly executed proxy not revoked will be deemed to grant authority to vote and, unless a contrary instruction is indicated on the proxy, will be voted for the election of thirteen directors, for ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.) to be the independent auditors of the Company for 1999 and for approval of proposals 3 and 4. Any shareholder may revoke such shareholder's proxy by giving written notice of revocation to the Company at any time prior to the meeting or by advising the Inspector of Election of the revocation at the meeting; however, presence at the meeting will not automatically revoke the proxy and revocation during the meeting will not affect any votes previously taken. The signing of the proxy grants discretionary authority to vote upon matters which may properly come before the meeting from the floor or at such a late date as to prohibit additional notice. Other than approval of the minutes of the 1998 Annual Meeting of Shareholders, no such matter is known to management.

    The cost of soliciting proxies will be borne by Southland. Southland has retained The Altman Group, Inc., New York, New York, to assist in the solicitation, at an estimated cost of $2,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses incurred in forwarding proxies and proxy material to the beneficial owners. Solicitation may also be made by officers and regular employees of Southland, without additional compensation, by use of the mails, telephone, telegraph or in person.

SHARES OUTSTANDING AND VOTING RIGHTS

    Shareholders of record as of the close of business March 12, 1999 are entitled to notice of, and to vote at, the meeting. At the record date there were 409,941,168 shares of common stock, $.0001 par value (the "Common Stock"), outstanding and entitled to vote, the only class of voting securities of the Company outstanding, and there were X,XXX record holders on such date. Each outstanding share is entitled to one vote.

    Shareholders are not entitled to vote cumulatively for the election of directors or on any other matter. In addition, an abstention from voting or a broker non-vote will be counted toward determining the presence of a quorum, but will not be included in determining the number of votes "for" the election of directors and will not be counted "for" or "against" any other item being voted upon.

OTHER INFORMATION


    THE COMPANY'S RESTRUCTURING. On October 24, 1990, the Company filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Bankruptcy Court") for the Northern District of Texas, Dallas Division (Case No. 390-37119-HCA-11). In accordance with the Company's Plan of Reorganization (the "Plan of Reorganization") IYG Holding Company ("IYG"), which is jointly owned by Ito-Yokado Co., Ltd. ("Ito-Yokado") and Seven-Eleven Japan Co., Ltd. ("Seven-Eleven Japan"), acquired, for an aggregate purchase price of $430 million in cash, approximately 70% of the Company's outstanding Common Stock following the consummation of the Plan of Reorganization. As of the record date for this meeting, IYG owned shares of the Common Stock representing 65.12% of the shares entitled to vote at this meeting.


      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

    The Board of Directors has set the number of directors to be elected at this meeting at thirteen, which shall constitute the entire board of directors. Each director shall be elected to hold office until the next Annual Meeting of Shareholders or until his earlier death, removal or resignation or until his successor is duly elected and qualified.

    Although there is currently no agreement that controls the composition of the Board of Directors, the fact that IYG owns over 65% of the Company's outstanding common stock (see "Security Ownership of Certain Persons" below) means that IYG can control the composition of the Company's Board of Directors. The nominees for election as directors for 1999 have been nominated by resolution adopted by the current Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1998, there were four meetings of the Board of Directors.

    The Board of Directors has an Audit Committee, which was composed of three directors in 1998: Mr. Chai, who served as Chairman, Mr. Fernandes, and Dr. Pacholder. The Audit Committee met seven times during 1997. The functions of the Audit Committee include: recommending the engagement of independent auditors for the Company and reviewing with them the plan and scope of the audit, its status during the year, the results when completed and the fees for services performed, as well as reviewing the engagement of the independent auditors to perform nonaudit services and the effect, if any, this may have on their independence; reviewing with the Company's internal auditors the plan, scope and results of their operations; discussing with management, the independent auditors and the internal auditors the adequacy of internal accounting controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters which any of them considers to be of importance; reviewing the Company's accounting and financial reporting principles, policies and practices; and reviewing, prior to publication, the annual audited financial statements as well as such other Company financial information or releases as the Committee deems desirable. The Audit Committee also undertakes such other duties as may be assigned to it by the Board of Directors.

    The Board of Directors has a Compensation and Benefits Committee, composed of three directors: Mr. Suzuki, who served as Chairman, Mr. Fernandes and Mr. Otsuka. During 1998 the Compensation and Benefits Committee did not meet but took action by Unanimous Consent. (See "Compensation of Directors and Executive Officers," below, for a description of the functions of the Compensation and Benefits Committee.)

    The Board of Directors does not have a Nominating Committee.

    During 1998, each of the current directors attended more than 75% of the combined meetings of the Board of Directors and committees of which such director is a member.

COMPENSATION OF DIRECTORS

    The compensation for members of the Board of Directors is established by resolution adopted by the Board. The annual fee for a director who is a non-employee of the Company, Ito-Yokado or Seven-Eleven Japan is set at $30,000 a year, plus $1,000 for attendance at each Regular or Special Meeting of the Board or of any Board Committee of which the director is a member, including meetings held by means of conference telephone or similar communications equipment. Participation in any Committee meeting while in attendance at a Board or other Committee meeting or the signing of any consent in lieu of holding a meeting, is not deemed attendance at a meeting for purposes of compensation. The annual fee for a director who is an employee of Ito-Yokado, or of Seven-Eleven Japan is set at $18,000 a year. The Chairman of the Audit Committee receives an additional fee of $5,000 a year. During 1998, the Board approved and adopted the Stock Compensation Plan for Non-Employee Directors (see Proposal 3, below). Under this plan, a non-employee director can elect to receive all, none or a portion of his director's fees in shares of Common Stock, instead of in cash. Shares are valued as of the closing price on the last trading day of the calendar quarter during which the fees were earned and are issued shortly thereafter. Directors who are employees of the Company receive only their compensation as an employee and no director's fees for their service on the Board or any committee thereof.


    In addition, as described elsewhere herein, Mr. Ashida is paid $138,000 per year, inclusive of the director's fees to which he would otherwise be entitled, under an Independent Consultant's Agreement entered into on July 1, 1991, and amended in 1995, pursuant to which he serves as liaison with the Board of Directors. Mr. Asakura is a Senior Vice President of Southland and receives compensation from Southland for his service as a director and officer of the Company pursuant to the terms of an agreement entered into in 1997 concerning his service (see "Proposal 1. Election of Directors--Information About Nominees," below, for additional details concerning Mr. Ashida's and Mr. Asakura's compensation).

                       PROPOSAL 1.  ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES

    The following biographical information includes the names, ages and year first elected a director, the principal occupation or employment, as of March 1, 1999, of each person nominated, including all positions and offices with Southland, and the principal directorships held by such persons in non-Southland companies. Also included is information regarding compensation paid to certain directors of the Company.


                                                POSITION WITH SOUTHLAND, PRINCIPAL OCCUPATION       YEAR FIRST ELECTED
NAME                                AGE            AND BUSINESS EXPERIENCE PAST FIVE YEARS               DIRECTOR
------------------------------      ---      ---------------------------------------------------  ----------------------
Masatoshi Ito.................          74   Chairman of the Board and Director (1)               1991

Toshifumi Suzuki..............          66   Vice Chairman of the Board and Director (2)          1991

Clark J. Matthews, II.........          62   President, Chief Executive Officer, Secretary and    1981-1987 and 1991
                                               Director (3)

Yoshitami Arai................          67   Director (4)                                         1991

Masaaki Asakura...............          56   Senior Vice President and Director (5)               1997

Timothy N. Ashida.............          59   Director (6)                                         1991

Jay W. Chai...................          65   Director (7)                                         1991

Gary J. Fernandes.............          55   Director (8)                                         1991

Masaaki Kamata................          59   Director (9)                                         1991

James W. Keyes................          43   Executive Vice President and Chief Operating         1997
                                               Officer and Director (10)

Kazuo Otsuka..................          52   Director (11)                                        1991

Asher O. Pacholder............          61   Director (12)                                        1991

Nobutake Sato.................          60   Director (13)                                        1991


------------------------

 (1) Chairman of the Board and Director of the Company since March 5, 1991. Director and Honorary Chairman of Ito-Yokado Group, which includes Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. and Denny's Japan Co., Ltd., as well as other companies. Ito-Yokado Co., Ltd. is one of Japan's leading diversified retailing companies which, together with its subsidiaries and affiliates, operates superstores, convenience stores, department stores, supermarkets, specialty shops and discount stores. President of Ito-Yokado Co., Ltd. from 1958 to 1992. Chairman of Seven-Eleven Japan Co., Ltd. from 1978 to 1992, and President from 1973 to 1978. Chairman of Denny's Japan Co., Ltd. from 1981 to 1992, and President from 1973 to 1981. Chairman of Famil Co., Ltd. since 1986. Chairman of York Mart Co., Ltd. since 1979. Chairman of Robinson's Japan Co., Ltd. since 1995. Chairman of Maryann Co., Ltd. since 1977. President of Oshman's Japan Co., Ltd. since 1984. Statutory Auditor of Steps Co., Ltd. since 1992. Chairman of York-Keibi Co., Ltd. since 1989. President of Union Lease Co., Ltd. since 1985. Statutory Auditor of Daikuma Co., Ltd. since 1982. Chairman of Marudai Co., Ltd. since 1989. Director of Seven-Eleven (Hawaii), Inc. since 1989. Chairman of Umeya Co., Ltd. since 1981. Director of Shop America Limited since 1990. Director and Chairman of the Board of IYG Holding Company since 1990.

 (2) Vice Chairman of the Board and Director of the Company since March 5, 1991. President and Chief Executive Officer of Ito-Yokado Co., Ltd. since October, 1992 and Director since 1971; Executive Vice President from 1985 to 1992; Senior Managing Director from 1983 to 1985; Managing Director from 1977 to 1983; employee since 1963. Chairman of the Board and Chief Executive Officer of Seven-Eleven Japan Co., Ltd. since October, 1992 and Director since 1973; President from 1975 to

     1992; Senior Managing Director from 1973 to 1975. Statutory Auditor of Robinson's Japan Co., Ltd. since 1984. Chairman of Daikuma Co., Ltd. since 1985. President of Seven-Eleven (Hawaii), Inc. since 1989. President of Shop America Limited since 1990. President and Director of IYG Holding Company since 1990.

 (3) Director of the Company since March 5, 1991, and from 1981 until 1987; President and Chief Executive Officer since March 5, 1991 and Secretary since April 26, 1995; Executive Vice President (or Senior Executive Vice President) and Chief Financial Officer from 1979 to 1991; Vice President and General Counsel from 1973 to 1979; employee since 1965.

 (4) Director of the Company since March 5, 1991. Chairman of the Board of Systems International Incorporated, a consulting firm for international joint-ventures, licensing and investment arrangements, since 1977 and President from 1970 to 1977. President of Tokyu Hotels International from 1977 to 1989. Chairman of Catalina Pacific Media L.L.C. Director of Entry Strategies Inc., Industrial Suppliers S.A., Pacific Media K.K. and Parallel Inc. Member of Pacific Basin Economic Council and other international non-profit organizations. Senior Advisor, Welsh Development Agency, a British government organization, since 1996.

 (5) Director of the Company since April 23, 1997, and Senior Vice President since May 1, 1998; General Manager and Overseas Liaison, Planning Department, Seven-Eleven Japan Co., Ltd., from 1995 to present; Director since 1991, and Executive Vice President and General Manager, Seven-Eleven (Hawaii), Inc., from 1991 to 1994; employee of Seven-Eleven Japan since 1976. In connection with Mr. Asakura's employment with the Company and service on the Board of Directors, he and his family relocated to Dallas, Texas. Relocation and moving expenses were paid by the Company. In addition, Mr. Asakura received compensation from Southland of $180,000 in 1998, plus a housing allowance from the Company and the use of a company-leased car. The Company also reimbursed him for his US resident tax liability on the value of these benefits. As an employee of the Company, he is not entitled to receive any additional director's fees for his service on the Board of Directors. Mr. Asakura and his family are eligible to participate in the Company's group medical and dental plans, but, pursuant to the conditions of his employment, Mr. Asakura is not eligible to participate in other benefit plans (such as Annual Performance Incentive, Stock Incentive or Performance Plans).

 (6) Director of the Company since March 5, 1991. President of A.K.K. Associates, Inc., a consulting firm for Japanese/American investments, in Glendale, California, since 1972. Director of Seven-Eleven Japan Co., Ltd. since 1991; General Manager, Far East Division of Travel Systems International in Los Angeles from 1969 to 1972. Interpreter/Technical Coordinator at Kawaguchi Tour Services in Los Angeles from 1966 to 1969. Mr. Ashida has entered into an "Independent Consultant's Agreement" with the Company pursuant to which (as amended in 1995) he is paid $11,500 per month to serve as liaison with the Board of Directors. This fee is inclusive of any director's fees to which he would otherwise be entitled.

 (7) Director of the Company since March 5, 1991. Chairman of the Board and Chief Executive Officer of ITOCHU International Inc. (formerly known as C. Itoh & Company (America) Inc.) since April 1991; Chief Operating Officer from 1989 to 1991; Executive Vice President from 1986 to 1991; Senior Vice President from 1982 to 1985; Director since 1983. Executive Vice President of ITOCHU Corporation (formerly C. Itoh & Co., Ltd.), a Japanese trading company, since July 1993; Senior Managing Director from 1991 to 1993; Managing Director from 1989 to 1991; Director from 1986 to 1989. Managing Director with Representation Rights, ITOCHU Corporation, since 1989. Director of Isuzu Motors Limited since 1984. Strategic Planning Advisor with General Motors Corporation throughout 1982.

 (8) Director of the Company since April 11, 1991. Partner, Convergent Partners, Ltd., a venture capital partnership, since January, 1999; Vice Chairman of Electronic Data Systems Corporation ("EDS"), an information technology service company, from 1996 to 1998, Senior Vice President from 1984 to

     1996, and Director from 1981 to 1998. Director and Chairman of the Board of A.T. Kearney, Inc. from September 1995 to 1998. Director of John Wiley & Sons, Inc. since April 1988 and of Amtech Corporation from February 1995 to October 1997. Member of the Advisory Board of the East Texas State University Foundation; Governor of the Boys and Girls Clubs of America and Director of the Boys and Girls Clubs of Greater Dallas, Inc.

 (9) Director of the Company since March 5, 1991. Director, since 1978, and Vice Chairman of Seven-Eleven Japan Co., Ltd. since 1997; Executive Vice President from 1992 to 1997; Senior Managing Director from 1989 to 1992; Managing Director from 1985 to 1989; employee since 1973. Director, since 1989, and President of Seven-Eleven (Hawaii), Inc. since 1992. Director and Treasurer of IYG Holding Company since 1990.

 (10) Director of the Company since April 23, 1997; Executive Vice President and Chief Operating Officer since May 1, 1998; Chief Financial Officer from May 1, 1996; Senior Vice President, Finance, from June 1993 to April 1996; Vice President, Planning and Finance, from August 1992 to June 1, 1993; Vice President and/or Vice President, National Gasoline, from August 1991 to August 1992; General Manager, National Gasoline, from 1986 to 1991; employee of the Company since 1985.

 (11) Director of the Company since March 5, 1991. General Manager, Corporate Development, Ito-Yokado Co., Ltd., since 1986; Manager, Corporate Development from 1982 to 1986; Assistant to Mr. Masatoshi Ito, President and Chief Executive Officer, from 1978 to 1982; employee of Ito-Yokado Co., Ltd. since 1975. Assistant Secretary of IYG Holding Company since 1990.

 (12) Director of the Company since March 5, 1991. Chairman of the Board and Chief Financial Officer, ICO, Inc., an oil field service company, since February 1995; Chairman of the Board and Managing Director of Pacholder Associates, Inc., an investment advisory firm, since 1984. Director of TC/ GP, Inc., and USF&G Pacholder Fund, Inc.


 (13) Director of the Company since March 5, 1991. Director, since 1977 and Executive Vice President, Ito-Yokado Co., Ltd., since 1993; Executive Vice President and Chief Financial Officer, from 1996 to 1998; Senior Managing Director from 1985 to 1993; Managing Director from 1983 to 1985; employee since 1964. Director of Denny's Japan Co., Ltd. since 1973, Maryann Co., Ltd. since 1982, Oshman's Japan Co., Ltd. since 1984 and Marudai Co., Ltd. since 1989. President of Urawa Building Co., Ltd. since 1985, Nitsu Systems Kaihatsu Co., Ltd. since 1986 and Waiaru Kaihatsu Co., Ltd. since 1988. Director and Vice President of IYG Holding Company since 1990.


    Each of the nominees presented for election has been recommended by the Board of Directors. All nominees are currently members of the Board of Directors. Each nominee has consented to serve as a director if elected. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL BE TABULATED AS A VOTE WITHHELD ON THE ELECTION, AND WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER NOMINEES HAVE RECEIVED THE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At March 12, 1999, the record date for the Annual Meeting, the Company was aware of the following beneficial owners of 5% or more (as determined under the applicable rules of the Securities and Exchange Commission) of the Company's shares of Common Stock (the only class of voting security of the Company) of which a total of 409,941,168 shares were issued and outstanding on the record date. The following table, however, in accordance with the applicable requirements, includes certain shares which Ito-Yokado and Seven-Eleven Japan have the power to acquire within the next sixty days, but which are not currently outstanding.

                                            NAME AND ADDRESS             AMOUNT AND NATURE OF
TITLE OF CLASS                             OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     PERCENT OF CLASS
----------------------------------  ---------------------------------  -------------------------  -----------------
Common Stock, $.0001 par value....  IYG Holding Company                   266,937,933 Shares (a)       65.12%
                                    4-1-4, Shibakoen
                                    Minato-ku, Tokyo Japan 105

Common Stock, $.0001 par value....  Ito-Yokado Co., Ltd.                   36,777,078 Shares (b)        8.23%(b)
                                    4-1-4, Shibakoen
                                    Minato-ku, Tokyo Japan 105

Common Stock, $.0001 par value....  Seven-Eleven Japan Co., Ltd.           35,334,839 Shares (b)        7.94%(b)
                                    4-1-4, Shibakoen
                                    Minato-ku, Tokyo Japan 105

------------------------

(a) IYG Holding Company is a Delaware corporation, created specifically for the purpose of purchasing shares of Common Stock of the Company issued in connection with consummation of the Company's Plan of Reorganization and as contemplated therein and in the Stock Purchase Agreement (see "Other Information," above). It is a jointly owned subsidiary of Ito-Yokado Co., Ltd. and Seven-Eleven Japan Co., Ltd. Ito-Yokado owns 51%, and Seven-Eleven Japan owns 49%, of IYG's outstanding common stock. Ito-Yokado owns 51% of Seven-Eleven Japan's outstanding common stock. Messrs. Ito, Suzuki, Sato, Kamata and Otsuka are the officers and directors of IYG (see "Security Ownership of Management" and "Information About Nominees"). They each, individually, disclaim beneficial ownership of the shares held by IYG.

(b) As required by the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the numbers shown in this table include shares of common stock acquirable by Ito-Yokado (36,777,078 shares) and Seven-Eleven Japan (35,334,839 shares) upon conversion of $300 million 4.5% Convertible Quarterly Income Debt Securities due 2010, issued by the Company in November 1995 (the "1995 QUIDS") which are convertible into 72,111,917 shares of Southland Common Stock at a conversion price of $4.1602 per share.

    The percentage ownership shown in this table and the table that follows is calculated as required by Rule 13d-3(d)(1) under the Exchange Act. The actual percentage owned by IYG, Ito-Yokado and Seven-Eleven Japan, if the 1995 QUIDS were converted, would be 70.34%. IYG currently owns 65.12% of the Company's outstanding Common Stock. Ito-Yokado and Seven-Eleven Japan do not currently own any shares of the Common Stock.

    In February, 1998, the Company issued $80 million 4.5% Convertible Quarterly Income Debt Securities due 2013 (the "1998 QUIDS", which together with the 1995 QUIDS are hereinafter referred to as the "Convertible Debt Securities") to Ito-Yokado ($40.8 million) and Seven-Eleven Japan ($39.2 million). The shares acquirable upon conversion of the 1998 QUIDS, at a price of $2.4609 per share, (a total of 32,508,432 shares) are not shown in the above table because the 1998 QUIDS are not convertible until February, 2001 and then become mandatorily convertible under certain conditions related to the trading price of Southland Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table, and the footnotes that follow, show the beneficial ownership of Southland Common Stock as of February 1, 1999, as required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), by each director and each person nominated for director, by the Chief Executive Officer and the next four most highly compensated executive officers of the Company, and by all officers and directors of the Company as a group.


                                                                         AMOUNT AND NATURE
                                                                           OF BENEFICIAL
NAME OF BENEFICIAL OWNER                                                    OWNERSHIP(A)        PERCENT OF CLASS(A)
--------------------------------------------------------------------  ------------------------  -------------------
Masatoshi Ito.......................................................          2,002,361(b)              .49%
Toshifumi Suzuki....................................................          1,001,181(c)              .24%(c)
Clark J. Matthews, II...............................................            875,042(d)              .21%(d)
Yoshitami Arai......................................................             31,312(e)               *
Masaaki Asakura.....................................................             10,000(f)               *
Timothy N. Ashida...................................................             30,000(g)               *
Rodney A. Brehm.....................................................            172,494(h)               *
Jay W. Chai.........................................................                  0(i)
Gary J. Fernandes...................................................             23,395(j)               *
Masaaki Kamata......................................................            102,361(k)               * (k)
James W. Keyes......................................................            370,000(l)               *
Kazuo Otsuka........................................................             31,574(m)               * (m)
Asher O. Pacholder..................................................          1,317,536(n)              .32%(n)
Nobutake Sato.......................................................            101,574(o)               * (o)
Bryan F. Smith, Jr..................................................            164,451(p)               *
David Urbel.........................................................             92,599(q)               *
All officers and directors as a group (34 persons) (r)..............        346,189,783(r)            71.82%(r)


------------------------

 *  Rounds to less than one-tenth of one percent

(a) At March 12, 1999, there were 409,941,168 shares of Common Stock outstanding. The nature of beneficial ownership of the shares reported, if not direct, is described in this footnote (a) and the footnotes that follow. Included in the numbers of shares shown, as required by the rules and regulations of the Commission, are those shares as to which such persons have or share voting and/or investment power, or with respect to which they have a right to receive such power within 60 days.

(b) Mr. Ito owns 2,002,361 shares directly, of which 2,361 shares were acquired in January, 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors. Additionally, Mr. Ito is Chairman of the Board and a Director of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(c) Mr. Suzuki owns 1,001,181 shares directly, of which 1,181 shares were acquired in January, 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors. Additionally, Mr. Suzuki is President and a Director of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(d) Mr. Matthews owns 151,042 shares directly, of which 143,334 shares were acquired under the Company's Grant Stock Plan; and holds options to acquire 2,240,000 shares pursuant to options granted under the 1995 Stock Incentive Plan, 724,000 of which are currently exercisable (see "Compensation of Directors and Officers--Executive Officers' Compensation," below).

(e) Mr. Arai owns 31,312 shares directly, of which 1,312 shares were acquired in January, 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors.

(f) Mr. Asakura disclaims beneficial ownership of 10,000 shares held in a brokerage account for his daughter.

(g) Mr. Ashida owns 30,000 shares directly.

(h) Mr. Brehm owns 8,334 shares directly which were acquired under the Company's Grant Stock Plan; and holds options to acquire 393,600 shares pursuant to options granted under the 1995 Stock Incentive Plan, 164,160 of which are currently exercisable (see "Compensation of Directors and Officers--Executive Officers' Compensation," below).

(i) Mr. Chai owns no shares directly. ITC Asset Management, a wholly owned subsidiary of ITOCHU International, Inc., of which Mr. Chai is Chairman of the Board and Chief Executive Officer, owns 12,198,917 shares of Southland common stock and ITOCHU Corporation, of which Mr. Chai is Executive Vice President, owns 8,198,917 shares of Southland common stock. Mr. Chai disclaims beneficial ownership of all shares owned by ITC Asset Management and ITOCHU Corporation.

(j) Mr. Fernandes owns 23,395 shares directly, of which 3,395 shares were acquired in January, 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors.

(k) Mr. Kamata owns 102,361 shares directly, of which 2,361 shares were acquired in January 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors. Additionally, Mr. Kamata is Treasurer and a Director of IYG Holding Company and a Director and Executive Vice President of Seven-Eleven Japan. See "Security Ownership of Certain Beneficial Owners," above.

(l) Mr. Keyes owns 10,000 shares which are held in his IRA custodial account and an additional 10,000 shares acquired after February 1, 1999 are now held in that same account; and holds options to acquire 1,300,000 shares pursuant to options granted under the 1995 Stock Incentive Plan, of which 360,000 are currently exercisable (see "Compensation of Directors and Officers--Executive Officers' Compensation," below).

(m) Mr. Otsuka owns 31,574 shares directly, of which 1,574 shares were acquired in January 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors. Additionally, Mr. Otsuka is Assistant Secretary of IYG Holding Company and General Manager, Corporate Development of Ito-Yokado. See "Security Ownership of Certain Beneficial Owners," above.

(n) Dr. Pacholder is a member of the general partner of two limited partnerships that together own 1,313,600 shares. Of the total shares shown, Dr. Pacholder's beneficial interest is a total of 47,651 shares. In addition, Dr. Pacholder's wife shares with him a beneficial interest in the shares held by one of the partnerships. Dr. Pacholder also owns 3,935 shares directly which were acquired in January 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors.

(o) Mr. Sato owns 101,574 shares directly, of which 1,574 shares were acquired in January 1999 under The Southland Corporation Stock Compensation Plan for Non-Employee Directors. Additionally, Mr. Sato is Chief Financial Officer and a Director of IYG Holding Company and Chief Financial Officer of Ito-Yokado. See "Security Ownership of Certain Beneficial Owners," above.

(p) Mr. Smith owns 251 shares directly and holds options to acquire 547,600 shares pursuant to options granted under the 1995 Stock Incentive Plan, 164,200 of which are currently exercisable (see "Compensation of Directors and Officers--Executive Officers' Compensation," below).

(q) Mr. Urbel owns 619 shares which are held in his IRA custodial account and holds options to acquire 293,300 shares pursuant to options granted under the 1995 Stock Incentive Plan, 91,980 of which are currently exercisable (see "Compensation of Directors and Officers--Executive Officers' Compensation," below).

(r) The total shares shown are as follows: 4,853,493 shares owned by officers and directors directly or with family members (including the entire 1,313,600 shares described in footnote (n), above); 2,286,440 shares pursuant to options currently exercisable by 23 officers under the 1995 Stock Incentive Plan; 266,937,933 shares held by IYG Holding Company of which Messrs. Ito, Suzuki, Sato, Kamata and Otsuka are the directors and officers, although they each disclaim individual beneficial ownership of such shares, and 72,111,917 shares acquirable by Ito-Yokado and Seven-Eleven Japan (of either or both of which Messrs. Ito, Suzuki, Kamata, Sato, Otsuka and Asakura are directors or officers) upon conversion of the 1995 QUIDS (as to which Messrs. Ito, Suzuki, Kamata, Sato, Otsuka and Asakura disclaim beneficial ownership). In addition, eight non-employee directors who are participants in the Stock Compensation Plan for Non-Employee Directors will receive additional shares after April 1, 1999, but the exact number cannot be determined until after the close of business on March 31, 1999. Therefore, these acquirable shares are not included in this table.

SECTION 16(a) REPORTING

    Section 16(a) of the Exchange Act, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1998, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that Dr. Pacholder did not report a July 31, 1998, purchase of 6,000 shares of Common Stock by a limited partnership in which he has an interest. An amended Form 4 for July 1998, reporting this purchase, has recently been filed. In making this statement, the Company has relied upon the written representations of its directors and officers.

             PROPOSAL 2.  RATIFICATION OF THE SELECTION OF AUDITORS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to be the independent auditors of the Company for 1999. Although not legally required to do so, upon the recommendation of the Audit Committee, the Board is submitting to the shareholders for ratification at this meeting the appointment of PricewaterhouseCoopers as the Company's independent auditors for 1999.

    The services provided to the Company by PricewaterhouseCoopers in 1999 will include, in addition to performing the Company's audit, audits of certain domestic and foreign subsidiaries and related companies and those of various employee benefit plans; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, filed by the Company with the Securities and Exchange Commission; and consultation on accounting, financial reporting, tax and related matters, including reviewing the Company's Year 2000 ("Y2K") computer readiness plan and the status of its Y2K preparedness.

    PricewaterhouseCoopers, a nationally known firm, has no direct or indirect interest in the Company. The firm of Coopers & Lybrand L.L.P., predecessor to PricewaterhouseCoopers, was originally appointed as the Company's auditor in 1992.

    Representatives of PricewaterhouseCoopers will be at the meeting, will have an opportunity to make a statement, if desired, and will be available to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR 1999, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING HAS BEEN RECEIVED, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" RATIFICATION.

   PROPOSAL 3. APPROVAL OF STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ABOUT THIS PLAN


    On October 8, 1998, Southland's Board of Directors (the "Board") adopted The Southland Corporation Stock Compensation Plan for Non-Employee Directors. The purpose of the plan is to encourage Non-Employee Directors of the Company to acquire shares of the Company's Common Stock, and thereby to align their interests more closely with the interests of the other shareholders of the Company.



    Under this plan, directors who are not employees of the Company can elect to receive all, none or a portion of their directors' fees in shares of Southland Common Stock, instead of in cash. To date, the fees for the fourth quarter of 1998 are the only fees that have been eligible for payment under this plan. All eligible directors have elected to participate in the plan, except Mr. Chai and Mr. Ashida, whose fees are assigned to their corporate employers. A total of 1,200,000 shares of Common Stock have been reserved for issuance under the terms of this plan, which are intended to satisfy issuances under the plan for ten years.


    The following summary description of the Stock Compensation Plan for Non-Employee Directors is qualified in its entirety by reference to the complete Stock Compensation Plan for Non-Employee Directors, a copy of which is attached hereto as Appendix A and incorporated herein by reference. Terms with their initial letter capitalized that are used in this description and not specifically defined herein shall have the same meaning given such terms in the Stock Compensation Plan for Non-Employee Directors.

GENERAL INFORMATION

    Under the Stock Compensation Plan for Non-Employee Directors, eligible directors may elect to receive all, none or a portion of their directors' fees in shares of Southland Common Stock, instead of in cash. Under the terms of the plan, a director can change his election each calendar quarter, and shares are issued after the end of the calendar quarter during which the fees are earned. The stock is valued at the closing price on the last day of the calendar quarter for which the fees are earned. The shares issued cannot be sold or transferred for six months following the date of issuance. The plan was established to encourage directors to acquire shares of the Common Stock without having to purchase such shares in the public securities market. The Company believes it is in the best interests of the shareholders for the directors to increase their ownership of the Common Stock.

ELIGIBILITY AND PARTICIPATION


    Each Non-Employee Director shall be eligible to participate in the plan. Participation shall be voluntary and a Non-Employee Director who elects to participate in the plan shall complete an Election Agreement which shall be filed with the Secretary of the Company, specifying the amount (either "all", "none", a specific percentage or specific dollar amount) of such Director's Fees that the Non-Employee Director wants to receive in shares of Common Stock.


ELECTION TO RECEIVE STOCK


    The Election Agreement must be filed with the Secretary of the Company prior to the beginning of the calendar quarter to which the election relates and will only be applicable to Director's Fees earned after the effective date of the election, except that for the calendar quarter during which the plan is first adopted, the Election Agreement will be deemed effective as of the first day of that calendar quarter. Once an Election Agreement is filed, it will remain in effect for subsequent calendar quarters until the Non-Employee Director amends it (by filing a new Election Agreement) or revokes it, by either (a) filing a new Election Agreement or (b) filing a statement of revocation with the Secretary of the Company advising that the Non-Employee Director no longer wants to receive Common Stock in payment of his Director's Fees.

STOCK ISSUANCE


    The shares of Common Stock to be issued shall be equal to the number of shares of Common Stock that could be purchased at the Closing Price of the Common Stock on the last day of the calendar quarter during which the Director's Fees were earned with the dollar amount of the Director's Fees that are being paid in Common Stock.


CERTIFICATE FOR SHARES OF COMMON STOCK; RESTRICTION ON TRANSFER


    A certificate representing the appropriate number of shares of Common Stock shall be issued in the name of the Non-Employee Director, individually, or upon his request, in the name of another person or entity to which he has assigned his Director's Fees, and shall be delivered within ten days after the end of the calendar quarter for which the Director's Fees are being paid. The certificate so issued shall contain a restrictive legend stating that the shares represented by the certificate cannot be transferred for six months following the date of issuance of the certificate, unless the restriction is waived by the Company. The restriction shall automatically lapse at the end of the six-month period. Under current law, if any shares are issued under this plan to a person or entity other than the individual Non-Employee Director, such shares are not eligible to be registered on Form S-8; therefore, any shares so issued shall be unregistered and may not be sold or transferred except pursuant to a valid exemption from registration (for example, in compliance with all the applicable provisions of Rule 144 under the Securities Act).


RESALE RESTRICTIONS

    The Common Stock is traded on The Nasdaq Stock Market. In general, all directors of a public company are "Affiliates" and shares may only be sold or transferred by an Affiliate if a valid exemption from applicable registration requirements is available for the transaction. All such sales must be reported on Form 144 promulgated under the Securities Act.


    In addition, Section 16(b) of the Exchange Act generally provides that any profit realized by an officer or director of the Company or a beneficial owner of more than 10% of the Common Stock who purchases and sells, or sells and purchases, any equity security of the Company within any period of less than six months shall inure to, and be recoverable by, the Company. Effort has been made to exempt the acquisition of shares under this plan from Section 16(b) by complying with the requirements of Rule 16b-3.


ADMINISTRATION OF THE PLAN


    The Plan shall be administered by the Board, which may delegate authority to a committee; however, such committee shall have no authority to (a) determine how many shares shall be given to any Non-Employee Director or (b) determine eligibility to participate in the plan. Such committee may be authorized to interpret the plan and to prescribe, amend and rescind such rules and regulations relating to the plan, as may be deemed advisable to protect the interests of the Company in connection with the operation of the plan, and to make all other determinations necessary or advisable for the administration of the plan, but only to the extent not contrary to the express provisions of the plan.


STOCK SUBJECT TO THE PLAN


    Up to an aggregate of 1,200,000 shares of Common Stock are authorized for issuance under the plan in accordance with the provisions of the plan. Shares of Common Stock that are issued shall be fully paid and non-assessable. No fractional shares shall be issued, and to the extent that the calculation of the number of shares to be issued to a Non-Employee Director under the plan shall result in a fractional share, the number of shares to be issued to the Non-Employee Director shall be rounded up to the next whole share. The Company shall at all times during the term of the plan retain as authorized and unissued Common Stock at least the number of shares from time to time as may be issued under the provisions of the plan or otherwise assure itself of its ability to perform its obligations under the plan. Shares of

Common Stock issued pursuant to the plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.


ADJUSTMENTS UPON CHANGES IN COMMON STOCK


    (a) Upon the issuance of a certificate representing shares of Common Stock to a Non-Employee Director, the Non-Employee Director shall become the owner thereof for all purposes and shall have all rights as a shareholder, including voting rights and the right to receive dividends and distributions and shall be subject to any stock splits and other similar actions, with respect to such shares, subject to the restrictions of the plan and any restrictions imposed by law. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, or declare a stock split or take other similar action with respect to the shares of Common Stock, then the Company shall pay or make such dividend or other distribution or take such other action with respect to the shares owned by the Non-Employee Director. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares or are in any way subject to a modification or changed during the time after Director's Fees subject to the plan are earned but before the shares are issued, then the number of shares of Common Stock that shall be issued to the Non-Employee Director shall be increased or decreased proportionately or shall be exchanged or modified as if they had been issued just prior to the record date for the event requiring the change or modification; and



    (b) in the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, or sale of assets) of the Company, the Board shall make an appropriate adjustment in the number of shares of Common Stock then subject to issuance under the plan. The Board shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares that are authorized for issuance or are issuable pursuant to the Plan.


DESIGNATION OF BENEFICIARY


    Each Non-Employee Director who elects to participate in the plan shall name a beneficiary to receive any shares due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, such shares shall be issued to the estate of the Non-Employee Director.


AMENDMENT OR TERMINATION OF PLAN


    This plan is effective beginning with the calendar quarter commencing October 1, 1998, subject to approval by the Company's shareholders at the next annual meeting of shareholders, which approval is anticipated to be received due to the fact that IYG Holding Company is expected to vote for approval of the Plan and IYG Holding Company has sufficient voting power to approve the plan. The plan shall continue until the earliest of the following to occur: (a) December 31, 2008; (b) the date on which all shares reserved for issuance under the plan have been issued; or (c) the date the plan is terminated by a resolution of the Board. The Board may at any time suspend, terminate, amend, or modify the plan.


TAX EFFECTS OF PARTICIPATION IN THE PLAN


    Based on existing law, which is subject to change, the plan is not a "qualified" plan as defined in Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Any stock received by a Non-Employee Director under this plan will be reported by the Company as compensation to the Non-Employee Director when received by him.

NEW PLAN BENEFITS


    The following table estimates the number of shares that would be issued each quarter to each Non-Employee Director, assuming a share price of $2.00 under the formula contained in the Stock Compensation Plan for Non-Employee Directors and assuming each Non-Employee Director elected to receive all his fees in shares of Common Stock.


                               NEW PLAN BENEFITS


                    STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
-------------------------------------------------------------------------------------------
                                                                  ESTIMATED     # OF SHARES
                                                                   MAXIMUM        ISSUED
                                                                 # OF SHARES      JANUARY
                                                                 PER QUARTER       1999
NAME OF NON-EMPLOYEE DIRECTOR                                   (@ $2.00) (A)   (@$1.90625)(B)
-------------------------------------------------------------  ---------------  -----------
Yoshitami Arai...............................................         4,250          1,312
Timothy Ashida...............................................         2,250            -0-
Jay Chai.....................................................         5,125            -0-
Gary Fernandes...............................................         4,625          3,935
Masatoshi Ito................................................         2,250          2,361
Masaaki Kamata...............................................         2,250          2,361
Kazuo Otsuka.................................................         2,250          1,574
Dr. Asher Pacholder..........................................         4,500          3,935
Nobutake Sato................................................         2,250          1,574
Toshifumi Suzuki.............................................         2,250          1,181
TOTAL SHARES.................................................        32,000(a)      18,233(b)


------------------------


(a) Shown are the estimated number of shares that would be issued each calendar quarter, using a price for the Common Stock of $2.00 per share, if each eligible director elected to receive all his fees for 1999 in shares of Common Stock, based on the total fees such director received in 1998. The actual number of shares received by each non-employee director and by all eligible participants as a group may to differ materially from the numbers shown in this table which are only an estimate and are based on the following assumptions which are only assumptions for purposes of preparing this table: (a) that all non-employee directors have elected to participate in the plan (neither Mr. Ashida nor Mr. Chai are currently participants due to the fact that each of them has assigned his director's fees to his corporate employer); (b) that each director will take all his fees in shares of stock; and (c) that the share price is $2.00.


(b) As shown above, shares were issued to eight directors under the Plan, representing varying amounts of their director's fees for the fourth quarter of 1998. The numbers in this column represent the actual number of shares issued for the calendar quarter ending December 31, 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING HAS BEEN RECEIVED, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" THE APPROVAL OF THE STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS. THIS IS FUNCTIONALLY EQUIVALENT TO A VOTE AGAINST THE PROPOSAL.

 PROPOSAL 4. APPROVAL OF ARTICLES OF AMENDMENT TO THE COMPANY'S SECOND RESTATED
                           ARTICLES OF INCORPORATION


    The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation to change the name of the Company to "7-Eleven, Inc." As approved by the Board of Directors, the name change will not become effective until (a) shareholder approval is received for the Articles of Amendment and (b) the Company's President and Chief Executive Officer decides it is the appropriate time to file the Articles of Amendment to effect the name change. It is currently anticipated that the Articles of Amendment will be filed as soon as practical after shareholder approval is received. The Company's Articles of Incorporation provide that a majority of the shares eligible to vote can approve Articles of Amendment to the Articles of Incorporation. As described above, IYG Holding Company is the owner of 65.12% of the Company's outstanding common stock. BECAUSE THE APPROVAL OF THE MAJORITY SHAREHOLDER IS SUFFICIENT TO PROVIDE THE REQUISITE SHAREHOLDER APPROVAL FOR THE NAME CHANGE AMENDMENT, THE COMPANY EXPECTS THAT THE AMENDMENT WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.



    The Board of Directors of the Company is recommending the approval of the name change and has adopted a proposal to change the name of the Company to "7-Eleven, Inc." The Company's current name, The Southland Corporation, dates back to 1927 and has no current identification with the Company's business focus, which is now solely the operating, licensing and franchising of 7-Eleven convenience stores. The 7-Eleven name, which is a trademark owned by the Company in the United States and in many foreign countries, is well recognized as the leading name in the convenience store business and has become an icon symbolizing the industry that this company founded nearly 75 years ago and is an important part of the legacy of the popular culture of the 20th century. The Company believes that it will improve the Company's name identification if its corporate name is the same as the name of its very valuable trademark. It is anticipated that this change will improve national awareness of the Company in the minds of consumers, vendors, shareholders, potential franchisees and the investment community, by focusing on the Company's business name, which is so well known around the world. By Unanimous Written Consent dated February 11, 1999, the Board of Directors adopted resolutions to authorize the Company's President and Chief Executive Officer to proceed with effecting the name change at such time as he decides to do so, after first submitting the name change to the shareholders for their approval. The draft of the Articles of Amendment to the Company's Second Restated Articles of Incorporation which would give effect to the name change when such Articles of Amendment are filed with the Secretary of State of Texas are attached hereto as Appendix B.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ARTICLES OF AMENDMENT TO THE COMPANY'S SECOND RESTATED ARTICLES OF INCORPORATION, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" THE APPROVAL OF THE ARTICLES OF AMENDMENT TO THE COMPANY'S SECOND RESTATED ARTICLES OF INCORPORATION. THIS IS FUNCTIONALLY EQUIVALENT TO A VOTE AGAINST THE PROPOSAL.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

    The Company's executive compensation program is subject to the approval of the Compensation and Benefits Committee of the Board of Directors. The committee is composed of three directors, as follows: Mr. Suzuki (Chairman of the Committee), Mr. Fernandes and Mr. Otsuka. Mr. Suzuki is Vice Chairman of the Board of Directors of the Company. He is also President of Ito-Yokado and IYG Holding Company and Chairman of Seven-Eleven Japan. As described elsewhere herein, IYG Holding Company, which owns approximately 65% of the Common Stock of the Company, is a jointly owned subsidiary of Ito-Yokado and

Seven-Eleven Japan. Ito-Yokado has, since 1992, unconditionally guaranteed the Company's commercial paper facility for which Ito-Yokado has received no fee. Seven-Eleven Japan, a 51%-owned subsidiary of Ito-Yokado, is the Company's area licensee in Japan and, through its subsidiary, Seven-Eleven (Hawaii), Inc., is the Company's area licensee in Hawaii. In addition, Ito-Yokado and Seven-Eleven Japan acquired an aggregate of $300 million of the 1995 QUIDS and $80 million of the 1998 QUIDS (see "Security Ownership of Certain Beneficial Owners and Management--Security Ownership of Certain Beneficial Owners," above). Interest is payable quarterly to Ito-Yokado and Seven-Eleven Japan on the Convertible Debt Securities. Gary Fernandes, was Vice Chairman and a director of Electronic Data Systems Corporation ("EDS") in 1998. As described elsewhere herein, the Company has contractual arrangements with EDS under which EDS has agreed to (a) install and operate automatic teller machines in 7-Eleven stores over a ten-year period and (b) provide the Company with certain consulting and business systems planning services and data processing support for which EDS received fees in 1998. Kazuo Otsuka is an officer of Ito-Yokado and of IYG Holding Company.

    The Company's Executive Officers, as well as all other management personnel, receive annual compensation consisting of base salary and annual performance incentive, or "bonus," under the Company's Annual Performance Incentive ("API" or "Annual Bonus") Plan. The amount paid as Annual Bonus under this plan is based upon the employee's or officer's base salary, salary administration grade level and the achievement of certain pre-established performance criteria for the Company each year, as more fully described in the Report of the Compensation and Benefits Committee, included elsewhere herein.

    The following table shows the compensation paid, or earned, during 1998, by the Company's Chief Executive Officer and the next four most highly compensated Executive Officers, as specifically required by the rules and regulations relating to Proxy Statement disclosure.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                     ---------------------------------------
                                                 ANNUAL COMPENSATION
                                   ------------------------------------------------           AWARDS              PAYOUTS
                                                                         OTHER       ------------------------  -------------
                                                                        ANNUAL       RESTRICTED
NAME AND PRINCIPAL POSITION                    SALARY      BONUS        COMPEN-         STOCK      OPTIONS/        LTIP
  IN 1998                            YEAR        ($)        ($)      SATION($)(I)    AWARD(S)($)    SARS(#)    PAYOUTS($)(II)
---------------------------------  ---------  ---------  ---------  ---------------  -----------  -----------  -------------
Clark J. Matthews, II............       1998    480,000    339,840        N/A                        500,000        -0-
Director; President and Chief           1997    480,000    141,120        N/A            -0-         500,000        -0-
Executive Officer; Secretary            1996    410,000    216,480        N/A                        600,000        -0-

James W. Keyes...................       1998    350,000    206,500        N/A                        350,000        -0-
Director; Executive Vice
  President                             1997    250,000     61,250        N/A            -0-         350,000        -0-
and Chief Operating Officer             1996    200,000     85,091        N/A                        350,000        -0-

Bryan F. Smith, Jr...............       1998    240,000    127,490        N/A                        137,000        -0-
Senior Vice President and               1997    215,000     47,408        N/A            -0-         137,000        -0-
General Counsel                         1996    200,000     79,200        N/A                        136,800        -0-

Rodney A. Brehm..................       1998    210,000    111,510        N/A                         70,000        -0-
Senior Vice President,                  1997    210,000     46,305        N/A            -0-          50,000        -0-
Store Operations (v)                    1996    210,000     83,160        N/A                        136,800        -0-

David A. Urbel...................       1998    210,000    101,686        N/A                         70,000        -0-
Vice President Finance (vi)             1997    205,000     40,180        N/A            -0-          75,000        -0-
                                        1996    195,000     68,640        N/A                         60,000        -0-


                                     ALL OTHER
NAME AND PRINCIPAL POSITION           COMPEN-
  IN 1998                          SATION($)(III)
---------------------------------  -------------
Clark J. Matthews, II............        8,286
Director; President and Chief            7,767
Executive Officer; Secretary           280,114(iv)
James W. Keyes...................        7,984
Director; Executive Vice
  President                              6,945
and Chief Operating Officer              9,652
Bryan F. Smith, Jr...............        7,592
Senior Vice President and                6,824
General Counsel                          9,636
Rodney A. Brehm..................        7,270
Senior Vice President,                   6,810
Store Operations (v)                     9,674
David A. Urbel...................        7,428
Vice President Finance (vi)              6,780
                                        10,296


------------------------------

 (i) No "Other Annual Compensation" is shown because the total amounts paid for perquisites in 1996, 1997 and 1998 to the five named executive officers did not exceed the lesser of $50,000 or 10% of the named executive officer's salary and bonus for such years.

 (ii) No amounts were paid for 1998 pursuant to the 1997 Performance Plan because the Company's 1998 threshold operating earnings under the plan were not achieved.

(iii) The amounts shown for 1998 include only (a) the amount of Company contribution to each of the named executive officer's accounts in The Southland Corporation Employees' Savings and Profit Sharing Plan (the "Savings and Profit Sharing Plan"), a Section 401(k) defined contribution plan with over 20,000 participants, which for 1998 was as follows: $6,520 for each of the named executive officers; and (b) for each of the named executive officers, the full premiums paid for basic term life insurance under the Company's group plan for all employees, which for 1998 were as follows: Mr. Matthews--$1,766; Mr. Keyes--$1,084; Mr. Smith--$813; Mr. Brehm--$751; and Mr. Urbel--$742.

 (iv) This amount includes $269,583 paid in 1996 in connection with the Company's request that Mr. Matthews enter into a settlement of a previous insurance arrangement.

 (v) Mr. Brehm's title will change to Senior Vice President, Store Operations, in early 1999.

 (vi) Mr. Urbel decided to retire as an officer of the Company, effective April 30, 1999. (See "Arrangements Related to Termination of Employment", below.)

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    In 1995, the Company's Board of Directors unanimously approved the adoption of the 1995 Stock Incentive Plan, which was approved by the Company's shareholders in 1996. Pursuant to the Stock Incentive Plan, the Board of Directors granted, upon the recommendation of the Compensation and Benefits Committee, nonqualified stock options to approximately 64 of the Company's key employees in 1998, including each of the named executive officers, as well as all other officers. Options to purchase an aggregate of 3,319,500 shares, over the five-year vesting period, were granted. Under the terms of the plan, vesting will be accelerated if certain target prices for the Company's Common Stock are achieved and maintained.

    The following table provides information on the number of options granted, the exercise price and expiration date of such options, as well as the potential realizable value of the options assuming that the underlying Common Stock appreciates in value from the date of grant at the annualized rates of 5% and 10%, as required by the Securities and Exchange Commission, and is not intended to forecast future appreciation of the Company's stock price.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                       POTENTIAL REALIZABLE
                                                                                             VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                                                                                               FOR
                                                INDIVIDUAL GRANTS                        OPTION TERM (II)
                               ----------------------------------------------------  ------------------------
                                             PERCENT OF
                                NUMBER OF       TOTAL                                    5%           10%
                               SECURITIES     OPTIONS/                                ASSUMING     ASSUMING
                               UNDERLYING   SARS GRANTED                              10/13/08     10/13/08
                               OPTIONS/SARS TO EMPLOYEES   EXERCISE OR                  STOCK        STOCK
                                 GRANTED      IN FISCAL    BASE PRICE   EXPIRATION    PRICE OF     PRICE OF
NAME                             (#)(I)         YEAR         ($/SH)        DATE         $3.11        $4.94
-----------------------------  -----------  -------------  -----------  -----------  -----------  -----------
Clark J. Matthews, II........     500,000         14.88%    $ 1.90625     10-13-08    $ 595,000    $1,515,000
James W. Keyes...............     350,000         10.42%    $ 1.90625     10-13-08      416,500    1,060,500
Bryan F. Smith, Jr...........     137,000          4.11%    $ 1.90625     10-13-08      163,030      415,110
Rodney A. Brehm..............      70,000          2.08%    $ 1.90625     10-13-08       83,300      212,100
David A. Urbel...............      70,000          2.08%    $ 1.90625     10-13-08       83,300      212,100


------------------------

 (i) Options become exercisable as to 20% of the shares subject thereto on the first through fifth anniversaries of the grant date. Thirty percent (30%) of the shares received upon exercise will bear a legend restricting the transfer or sale of such shares for 24 months after the date acquired, unless the optionee dies, retires, becomes disabled or his employment is terminated due to divestiture.

 (ii) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information on the number of options outstanding under the 1995 Stock Incentive Plan, as well as the value of unexercised options, both exercisable and unexercisable, under the plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING                   VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS/           IN-THE-MONEY OPTIONS/SARS
                                                               SARS AT FISCAL YEAR END(#)        AT FISCAL YEAR-END($)(III)
                                   ACQUIRED ON     VALUE     ------------------------------  ----------------------------------
NAME                               EXERCISE(#)  REALIZED($)  EXERCISABLE(I) UNEXERCISABLE(II)  EXERCISABLE(IV)   UNEXERCISABLE
---------------------------------  -----------  -----------  -------------  ---------------  -----------------  ---------------
Clark J. Matthews, II............      --           --            724,000       2,240,000           N/A               N/A
James W. Keyes...................      --           --            360,000       1,300,000           N/A               N/A
Bryan F. Smith, Jr...............      --           --            164,160         547,400           N/A               N/A
Rodney A. Brehm..................      --           --            164,160         393,600           N/A               N/A
David A. Urbel...................      --           --             91,980         293,300           N/A               N/A

------------------------


 (i) The exercisable options shown are held pursuant to the 1995 Stock Incentive Plan (pursuant to which 60% of the options granted in 1995; 40% of the options granted in 1996; and 20% of the options granted in 1997 became exercisable on October 23, September 30, and November 12, 1998, respectively).



 (ii) The unexercisable options shown are Nonqualified Stock Options granted in 1995, 1996, 1997 and 1998 under the 1995 Stock Incentive Plan, at an exercise price of $3.1875 per share, $3.00 per share, $2.469 per share, and $1.90625 per share respectively. The options granted will become exercisable 20% per year for five years, which can be accelerated if certain share price targets are achieved.


(iii) No SARs are held by any of the named executive officers nor are any SARs currently outstanding.

 (iv) Based on the closing price of $1.90625 on The Nasdaq Stock Market on the last business day of the Company's fiscal year.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

    The 1997 Performance Plan, was a two-year incentive plan designed to reward management for exceptional achievement in operating earnings, both on a one-year and on a multi-year basis. The 1997 Performance Plan expired by its terms on December 31, 1998 and has not been renewed.

            LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR(A)


                                                                                                ESTIMATED FUTURE
                                                                                                    PAYOUTS
                                                                              PERFORMANCE       UNDER NON-STOCK
                                                                 NUMBER OF     OR OTHER
                                                                  SHARES,       PERIOD      PRICE-BASED PLANS(B)(C)
                                                                   UNITS         UNTIL     --------------------------
                                                                  OR OTHER    MATURATION     THRESHOLD      MAXIMUM
NAME                                                             RIGHTS(#)     OR PAYOUT     ($ OR #)      ($ OR #)
--------------------------------------------------------------  ------------  -----------  -------------  -----------
Clark J. Matthews, II.........................................      420,000     12/31/98        -0-          840,000
James W. Keyes................................................      155,000     12/31/98        -0-          310,000
Bryan F. Smith, Jr............................................      112,500     12/31/98        -0-          225,000
Rodney A. Brehm...............................................      112,500     12/31/98        -0-          225,000
David Urbel...................................................       80,600     12/31/98        -0-          161,200


------------------------

(a) The numbers of units shown above are the numbers of units awarded in 1997. No formal awards were made in 1998, but it is estimated the numbers of units would have been similar to, if not equal to, the numbers shown.

(b) There is no "target" payout amount under the plan.

(c) No awards were earned under this plan for 1997 or 1998 or the cumulative two-year period.

    This plan had both annual and two-year cumulative operating earnings targets. Under the 1997 Performance Plan, units were granted to eligible executives, including all officers, based upon the salary administration grade level assigned to the executive's job. All executives in the same grade level were awarded the same number of units. At the end of the plan period (December 31, 1998) the award pool was to be funded by a predetermined amount of each dollar of actual operating earnings achieved by the Company above the threshold operating earnings set for each year and for the cumulative two-year period. The Company's 1998 operating earnings were not above the threshold for 1998 and, pursuant to the terms of the plan, no amounts were paid.

    The maximum aggregate awards payable under this plan were not to exceed the total amount of Annual Bonus payable to the participants in this plan for the plan period.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    The Company does not maintain a defined benefit pension plan for its employees. It does maintain an Executive Protection Plan, covering approximately 58 executives, including each of the named executive officers. This plan provides three benefits: salary continuation upon retirement at age 65 (or later) equal to 150% of the executive's "final compensation," as determined for plan purposes, payable in ten equal annual installments (if the executive retires between the ages of 55 and 65, a reduced benefit is payable); post-retirement life insurance benefit equal to 200% of the executive's "final compensation," as determined for plan purposes, plus $15,000 (or, in lieu thereof, if the executive dies prior to retirement, a salary continuation death benefit shall be paid to the executive's named beneficiary, equal to 200% of such compensation, payable in ten equal annual installments); and disability income in excess of the amount provided under the Company's group long-term and short-term disability plans. If the executive becomes disabled while a participant in this plan, the total amount paid to the executive as disability benefits will equal 80% of the executive's "final compensation" prior to the disability. The Company maintains various insurance policies to fund the amounts payable under this plan.

    Under the current plan provisions, the "final compensation" on which benefits would be calculated for each of the named executive officers would be based on that executive's 1996 earnings (which may be adjusted to 1998 earnings in mid-1999). Based on such compensation, the annual installment of salary continuation, assuming retirement at age 65, and no adjustments to compensation between 1996 and retirement, would be as follows: Mr. Matthews--$93,972, Mr. Keyes--$42,764, Mr. Smith $41,880,

Mr. Brehm--$43,974, and Mr. Urbel--$39,546, (see below for the actual amount to be paid Mr. Urbel in lieu of benefits under this plan). Under the plan, normal retirement age is 65; however, if an executive retires between the ages of 55 and 65, a reduced benefit is payable under the plan. At age 55, the benefit is 50% of what would have been paid at age 65; the benefit increases to 55% at age 56, and increases 5% per year thereafter for each year up to age 65.

ARRANGEMENTS RELATED TO TERMINATION OF EMPLOYMENT

    During 1998, David A. Urbel, one of the named executive officers, decided to retire from the Company, effective April 30, 1999, and entered into an agreement with the Company providing for certain enhanced retirement benefits to be paid to him. The agreement provides that Mr. Urbel will receive a "Separation Grant" commencing in 1999, equal to approximately two years' salary (a total of $420,000) plus the greater of 100% of his 1999 Annual Performance Incentive, or such percentage as is actually earned in 1999 under that plan, or any replacement plan, for 1999 (at least $84,000). In addition, under the terms of the agreement, Mr. Urbel will receive certain benefits payable starting in 2002 (or earlier, if he should die prior to that date) comparable to 80% of the benefits he would have received from the Company under the Executive Protection Plan had he retired at age 65. Mr. Urbel will also receive payment of a lump sum of $8,000 representing his 1999 car allowance from May through December 1999. He will also receive reimbursement to cover the cost of Retiree Medical Coverage in excess of employee coverage from May 1, 1999 through April 30, 2001. Under the 1995 Stock Incentive Plan, Mr. Urbel's separation will be treated as an early retirement and his options will continue to vest pursuant to their terms.

    The Company currently maintains insurance that covers the full cost of providing these retirement benefits to Mr. Urbel.

DIRECTORS' COMPENSATION

    For information about compensation of the Board of Directors see "Information About The Board of Directors and Committees of the
Board--Compensation of Directors," above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As described above, the Compensation and Benefits Committee of the Board of Directors is composed of three directors, as follows: Mr. Suzuki (Chairman of the Committee), Mr. Fernandes and Mr. Otsuka. Mr. Suzuki is Vice Chairman of the Board of Directors of the Company. He is also President of Ito-Yokado and IYG Holding Company and Chairman of Seven-Eleven Japan. As described elsewhere herein, IYG Holding Company, which owns approximately 65% of the Common Stock of the Company, is a jointly owned subsidiary of Ito-Yokado and Seven-Eleven Japan. Ito-Yokado has, since 1992, unconditionally guaranteed the Company's commercial paper facility for which Ito-Yokado has received no fee. Seven-Eleven Japan, a 51%-owned subsidiary of Ito-Yokado, is the Company's area licensee in Japan and, through its subsidiary, Seven-Eleven (Hawaii), Inc., is the Company's area licensee in Hawaii. In addition, Ito-Yokado and Seven-Eleven Japan acquired an aggregate of $300 million of the 1995 QUIDS and $80 million of the 1998 QUIDS (see "Security Ownership of Certain Beneficial Owners and Management--Security Ownership of Certain Beneficial Owners," above). Interest is payable quarterly to Ito-Yokado and Seven-Eleven Japan on the Convertible Debt Securities. Gary Fernandes, was Vice Chairman and a director of Electronic Data Systems Corporation ("EDS") in 1998. As described elsewhere herein, the Company has contractual arrangements with EDS under which EDS has agreed to (a) install and operate automatic teller machines in 7-Eleven stores over a ten-year period and
(b) provide the Company with certain consulting and business systems planning services and data processing support for which EDS received fees in 1998. Kazuo Otsuka is an officer of Ito-Yokado and of IYG Holding Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The functions of the Compensation and Benefits Committee are to review the level, coverage and competitiveness of the Company's compensation, incentives, benefits and perquisites and its plans, goals and objectives for officer-level and other executive positions, so as to retain and reward high-quality personnel in key positions; to administer the Company's various incentive plans, including the 1995 Stock Incentive Plan; to make recommendations to the Board regarding amendments to the various plans and institution of new plans and other related matters. It also undertakes such other duties as may be assigned to it by the Board of Directors.

    In carrying out its duties, the Committee relies on recommendations presented to it by the Company's Compensation and Benefits Department, as well as by outside consultants who have been utilized from time to time to assist the Company in determining the competitiveness of its compensation policies, as well as on recommendations of the Company's executive officers with regard to the specific performance of individuals in carrying out their job responsibilities, and on data collected and utilized by the Company's Compensation and Benefits Department about compensation structure, practices and payment levels in certain "Comparable Companies" (as described below). In addition, in making compensation decisions, the Company will consider the strong increases in 1998 in same store merchandise sales, as well as the impact of management's focus on implementation of the Company's strategic initiatives during the year.

    The Company's compensation structure is based on grade level classifications for all exempt positions, with a salary range and target annual bonus compensation set at a percentage of base salary for each grade level.

    During 1998, annual compensation for exempt employees consisted of salary (or "base" compensation) and an Annual Performance Incentive (called "API" or "Annual Bonus"). The API that is potentially payable to any employee is a set percentage of the employee's salary, based on grade level. The combined total of full annual salary and full API is designed to achieve a compensation level that is slightly above the median compensation level for the same job responsibilities in "Comparable Companies," as defined below.

    REVIEW OF COMPENSATION PRACTICES. In response to concerns with different aspects of the Company's pay program for exempt employees, the Executive Committee had the Compensation Department review Southland's compensation and benefits strategy and assess the degree to which it supports the Company's business strategies.

    The result of this review was a completely revised set of grade levels, consolidating what had previously been ten grades into six new grades. In addition, instead of using "mid-point' as a guide within the grade level, as had been done under the prior system, each new grade level is now divided into three sub-parts (entry, target and value) to recognize the specific accomplishments of individual employees and the market value of the services provided, emphasizing the value to the Company of each individual's accomplishments. The new plan, which also continues the API, was announced to employees in November, 1997, with the new pay scales implemented effective as of January, 1998.

DESCRIPTION OF 1998 COMPENSATION

    BASE SALARY.  For 1998, officer compensation was increased approximately
11%.

    ANNUAL PERFORMANCE INCENTIVE. All the Company's officers and all other exempt personnel have the potential to earn API. The API potential for the Chief Executive Officer, if the Company's earnings target is reached, is 60% of his base salary. The Company's senior officers have API potential of from 45% to 50% of their base salary. Other officers have a potential to earn between 37% and 45% of their base salary. In 1998, the amount of API that was earned was based on the achievement of certain net earnings targets. The Company exceeded the targets and the API payout was 118% of the individual officer's or exempt employee's target payment.

    1997 PERFORMANCE PLAN. In 1993, the Company initiated a multi-year incentive plan, the Performance Plan, which was designed to retain and reward employees whose responsibilities were directly related to the Company's performance. In 1997, the Committee approved, and the shareholders ratified, extension of the Performance Plan for 1997 and 1998. The goals set under this plan were not achieved in 1997 or 1998 and the plan, which terminated on December 31, 1998, according to its terms, is not being renewed. The Company may decide to replace this plan with a plan that awards employees more closely for their individual accomplishments on the Company's strategic initiatives.


    1995 STOCK INCENTIVE PLAN. This plan provides for the Company to award a variety of stock-based incentives, including options, stock units, restricted stock, phantom stock and stock appreciation rights. Based on the study of practices at Comparable Companies, the Board has set aside from the Company's authorized, but unissued, shares, approximately 10% of the Company's currently issued and outstanding shares, for awards under this plan over the ten-year term of the plan, with the intention that options will be granted each year for approximately one-tenth of the total shares reserved for issuance under this plan. Shareholder approval of this plan was obtained in April 1996.

    Options were granted under this plan in October 1995, October 1996, November 1997, and October 1998. The options granted become exercisable over a five-year period starting one year after the date of grant. Approximately 14.6 million shares of the Company's authorized but unissued Common Stock are now subject to outstanding options under this plan. The option exercise price is $3.1875 for the options granted in 1995, $3.00 for the options granted in 1996, $2.469 for the options granted in 1997, and $1.90625 for the options granted in 1998, in each case being equal to the closing price of the stock on the date of grant. Although at the present time all exercisable options are at prices above the market price, the Committee believes this plan, over the life of the plan, which provides for an accelerated vesting schedule if the Company's stock price reaches and stays above certain levels for a significant period of time, has the potential to reward the executives who are responsible for the success of the Company's long-term growth and encourage them to focus on initiatives that will have a positive effect on the price of the Company's stock.

    CHIEF EXECUTIVE COMPENSATION. Mr. Matthews' base pay in 1998 was $480,000, representing no increase from the prior year. Mr. Matthews' annual bonus was $339,840, which was significantly higher than in 1997 because the Company exceeded its net earnings target for the year. Mr. Matthews' compensation remains well below the median for chief executive officers in Comparable Companies.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR ELIGIBLE EMPLOYEES
("SERP"). Effective in January 1998, the Company adopted the SERP, an unfunded, non-qualified deferred compensation arrangement for a select group of highly compensated management employees. The Committee heartily endorsed the implementation of this plan as a means to encourage employees to augment their savings for retirement. Eligible employees are permitted to defer up to 12 percent of their income into the SERP. The amounts deferred earn interest, set each December, at 120 percent of the federal long-term rate for compounding annually, as set by the Internal Revenue Service. For 1998, the interest rate was 7.59 percent and for 1999 it is 6.32 percent. The Company may make a matching contribution to the SERP, roughly equivalent to the amount a SERP participant was prevented from receiving under the Savings and Profit Sharing Plan due to federally mandated discrimination testing. The matching contribution, if any, will only apply on deferrals of up to a total of six percent of a participant's income, after deducting any matching contribution the participant received in the Savings and Profit Sharing Plan. The Company elected not to make a matching contribution to the SERP for 1998.

    STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS. In October 1998, the Board approved the Stock Compensation Plan for Non-Employee Directors. The purpose of this plan is to encourage non-employee directors to increase their ownership of Southland common stock by electing, under the terms of this plan, to receive a portion, or all, of their directors' fees in shares of Common Stock instead of in cash. All non-employee directors (the only directors who receive directors' fees) are eligible to participate, however, two directors who have assigned their fees to their corporate employers have elected not to participate because the registration statement that covers the shares issued under this plan would not cover shares issued to their employers. Eight directors are currently participating in this plan, which is being presented to shareholders for approval at this meeting. (See "Proposal 3," above.)


FUTURE COMPENSATION:

    1999 COMPENSATION. The human resources team has been asked to study and develop a new Annual Performance Incentive plan for all exempt employees, with the initial focus on field personnel, that will be designed to reward employees as directly as possible based upon their individual unit's performance. In addition, the Compensation and Benefits Department is also reviewing other aspects of management's compensation, including all other benefit plans, to determine if the plan structures and benefits are comparable to those being offered currently by Comparable Companies. This is called the "Benchmarking Study." In December, 1998, the Company announced that for 1999 and future years, annual salary administration for exempt employees would take place in April, instead of in January, as had been done previously. This will give the Company additional time to assess prior year results when making decisions about compensation for the following year. Thus, any salary increases for 1999 will not be effective until April, 1999.

    SECTION 162(M). Changes in the tax laws for 1994 and thereafter do not permit public companies to recognize a tax deduction for compensation paid in excess of $1,000,000 to any of the five most highly compensated officers, unless the plan under which such compensation is paid is not only approved by the Board's Compensation Committee but is also performance-based and approved by the Company's shareholders, in which case the compensation paid under such plan is exempt from the $1,000,000 limitation. The Committee does not believe that any executive will earn in excess of $1,000,000 of non-exempt compensation in 1999; however, the 1995 Stock Incentive Plan was approved by the shareholders, in order to comply with Section 162(m). In addition, the Committee intends to take other actions, if required, to comply with the regulations under Section 162(m).

    COMPARATIVE DATA. In carrying out its functions, the Committee may be asked to review data collected from various sources by the Company's Compensation and Benefits Department and benefits consultants utilized by the Company on particular issues. The Company believes that, to effectively recruit talented executives, it must compete with other national companies having a similar employee base, approximately the same range of revenue and similar geographic locations, although such companies are not in the same line of business as Southland (the "Comparable Companies"). Therefore, the companies used for compensation comparisons are not the same companies as those included in the peer group index shown on the Performance Graph appearing elsewhere herein. The companies included in that peer group are specifically selected because they (a) are publicly owned with actively traded common stock, (b) have a market capitalization that can be analyzed for comparison with Southland's rate of return on equity, and (c) engage in either the convenience retailing or food retailing business. The Company believes it competes with a much broader range of companies in its quest for executive talent.

    The Committee will continue to review the compensation issues presented to it by the Company, making adjustments that are deemed appropriate, both in compensation policies and practices, compensation structure and the actual amounts paid and will look to the Company's executive officers for recommendations resulting from the currently ongoing review of the Company's compensation program and strategies.

        Toshifumi Suzuki, Chairman
        Gary J. Fernandes
        Kazuo Otsuka

                               PERFORMANCE GRAPH

    The Performance Graph, below, shows the value, at year-end 1994, 1995, 1996, 1997 and 1998, of an investment in Southland Common Stock of $100 on January 1, 1994. Also shown are the values, assuming $100 invested in the NASDAQ Market Index and a peer group index selected by the Company consisting of three publicly traded convenience store companies (Casey's General Stores, Inc., Dairy Mart Convenience Stores, Inc. and Uni-Marts, Inc.) and two food retailers (The Kroger Co. and Safeway, Inc.), also beginning on January 1, 1994, and at year-end 1995, 1996, 1997 and 1998. In prior years, The Vons Companies, Inc. was also included in the peer group; however, The Vons Companies, Inc. was acquired by Safeway, Inc., in April 1997, ceased public trading, and has therefore been deleted from the peer group for 1997 and 1998. In addition, two of the Company's major convenience store competitors: the Circle K Corporation ("Circle K") and National Convenience Stores (operator of "Stop N Go") are not included in the peer group. Both companies have been acquired and do not issue securities to the public at this time. The Company may decide, in future years, to change the composition of the peer group if the Company believes that better comparative data is available.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                 THE SOUTHLAND CORPORATION          PEER GROUP INDEX
1993                                                                                    $100.00                 $100.00
1994                                                                                     $66.67                 $133.72
1995                                                                                     $49.07                 $211.07
1996                                                                                     $43.98                 $304.49
1997                                                                                     $31.48                 $459.44
1998                                                                                     $28.24                 $825.46
DOLLARS
ASSUMES $100 INVESTED ON JAN. 1, 1994
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 1998
Source of Information:

                                                                NASDAQ MARKET INDEX
1993                                                                            $100.00
1994                                                                            $104.99
1995                                                                            $136.18
1996                                                                            $169.23
1997                                                                            $207.00
1998                                                                            $291.96
DOLLARS
ASSUMES $100 INVESTED ON JAN. 1, 1994
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 1998
Source of Information:

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    The Company currently has a commercial paper program under which it can issue up to $650 million based upon the Company's needs. The commercial paper facility is unconditionally guaranteed by Ito-Yokado.


    In November 1995, the Company issued $300 million 4.5% Convertible Quarterly Income Debt Securities due 2010 (the "1995 QUIDS") to Ito-Yokado ($153 million) and Seven-Eleven Japan ($147 million). An additional $80 million 4.5% Convertible Quarterly Income Debt Securities due 2013 (the "1998 QUIDS") were issued in February 1998, to Ito-Yokado ($40.8 million) and Seven-Eleven Japan ($39.2 million). Interest on both series of QUIDS is payable quarterly, and in 1998, the Company paid aggregate interest to Ito-Yokado of $8,348,700 and to Seven-Eleven Japan of $8,021,300 on both series of QUIDS. The Company may defer the interest payments for up to 20 consecutive quarters but currently intends to make interest payments as they come due. In addition, the 1995 QUIDS are convertible in whole or in part into a total of 72,111,917 shares of Southland Common Stock at a conversion price of $4.1602 per share and, beginning in 2001, the 1998 QUIDS are convertible in whole or in part into a total of 32,508,432 shares of Southland Common Stock, at a conversion price of $2.4609 per share, at which time, if certain conditions with regard to the closing price of Southland's Common Stock are met, the 1998 QUIDS have a mandatory conversion feature.



    Seven-Eleven Japan is the largest area licensee of the Company, operating, as of December 1998, over 7,605 7-Eleven stores in Japan under an area license agreement entered into in 1973. In 1988, the Company entered into a yen-denominated financing arrangement pursuant to which it pledged the royalty stream from Seven-Eleven Japan as collateral for the financing until the earlier of twenty years or the date the indebtedness is paid in full. In 1998, it was anticipated that the indebtedness would be satisfied earlier than the twenty-year term and the Company entered into an additional yen-denominated financing related to subsequent royalties which, pursuant to the terms of the amended license agreement with Seven-Eleven Japan, will be at a reduced percentage. In 1998, the royalties from Seven-Eleven Japan that were paid under this arrangement totaled approximately $53 million.


    In addition, Seven-Eleven (Hawaii), Inc., the Company's area licensee in Hawaii, is a subsidiary of Seven-Eleven Japan, and operates 48 stores in Hawaii. During 1998, Seven-Eleven (Hawaii), Inc. paid the Company $68,219 in connection with the area license arrangement.


    As of December 31, 1998, the Savings and Profit Sharing Plan leased a total of 606 operating convenience stores to the Company plus 18 other locations. Rentals, including percentage rents, paid by the Company to the Savings and Profit Sharing Plan for 1998 aggregated $20,826,545. During 1998, the Savings and Profit Sharing Plan sold 111 locations to third parties, 75 of which were leased to the Company at the time of the sale which leases were assigned to the buyer. The leases with the Company were terminated on 2 locations upon payment by the Company of $50,297 in termination fees. In addition, five properties were sold to the Company by the Savings and Profit Sharing Plan in 1998.


    Gary J. Fernandes, a director of Southland, was, through December 31, 1998, an officer and director of Electronic Data Systems Corporation ("EDS"). During 1998, EDS provided the Company with certain consulting and business systems planning and development services to assist the Company in its planning and production of data processing support for the Company's retail information system and combined distribution centers. During 1998, EDS also provided support and maintenance in connection with the Company's General Ledger, Accounts Payable, Purchasing, Project Accounting and Environmental Compliance Tracking and Control systems. In addition, EDS provided the Company with hardware and installation services to upgrade the operating system of its internal network infrastructure. During 1998, the Company paid EDS a total of approximately $55 million in connection with these business systems planning and retail information projects. Such payments are expected to continue in the future, pursuant to the terms of the relevant agreements.

    In addition, the Company has an ongoing agreement with EDS, originally entered into in 1993 with a ten-year term, for the installation and operation of ATMs in 7-Eleven stores. Payments from EDS to the Company, under this agreement, include both a flat fee per month per store and transaction-based fees determined by the number of transactions completed on the ATM each month. Payments to the Company under these agreements relating to operation of ATMs in the Company's stores totaled approximately $30.7 million in 1998. Such payments are expected to continue in the future. Mr. Fernandes has no personal material interest in any transactions between the Company and EDS.


    Mr. Chai is Chairman and Chief Executive Officer of ITOCHU International Inc. and Executive Vice President of ITOCHU Corporation. Both ITOCHU International and ITOCHU Corporation are general trading companies and each has a 10% direct equity interest in Prime Deli, Inc., a company that operates a fresh food commissary for Southland, serving approximately 283 7-Eleven stores in Texas. During 1998, Southland purchased fresh food products from this commissary for approximately $6.1 million and, in addition, paid Prime Deli approximately $557,000 as fees related to research and development, advertising, promotions and product write-off.

    In addition, SIG Logistics, which is partially owned by ITOCHU Corporation and ITOCHU International, operated three combined distribution centers in Florida that served a total of 464 7-Eleven stores. During 1998 the fees paid to SIG Logistics as distribution fees totaled approximately $8 million.

    C. Itoh & Co. (now ITOCHU Corporation) entered into a Consulting Agreement with The Southland Corporation and Seven-Eleven Japan Co., Ltd. in 1973, related to the 7-Eleven convenience store chain operating in Japan, and has performed under this agreement since then.

    In addition, ITOCHU International and ITOCHU Corporation may, from time to time, negotiate with the Company to provide additional goods or services.

    Mr. Chai has no personal material interest in any transactions between the Company and ITOCHU Corporation and ITOCHU International Inc. other than as a director and/or officer of such companies.

                             SHAREHOLDER PROPOSALS

    Any shareholder intending to present a proposal and wishing to have it included in the Proxy Statement for the Company's 2000 Annual Meeting of Shareholders, which is expected to be held during April or May 2000, must send such proposal to the Company at its principal office, 2711 North Haskell Avenue, Dallas, Texas 75204, Attn: Office of the Secretary. Such proposal must be received by the Company not later than December 1, 1999, and must comply with the then current rules of the Securities and Exchange Commission relating to shareholder proposals.

                        FINANCIAL AND OTHER INFORMATION
                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1998 is being mailed to shareholders with this Proxy Statement but such report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material. A COPY OF SOUTHLAND'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (WITHOUT EXHIBITS) WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANAGER, INVESTOR RELATIONS, THE SOUTHLAND CORPORATION, 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204.

                                 OTHER BUSINESS

    Management knows of no other matters to be brought before this meeting. However, if other business should come before this meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his respective judgment on such matters. Minutes of the last Annual Meeting of

Shareholders will be approved. Management's reports will be heard and received. Neither the hearing of the reports nor the approval of the minutes will constitute approval or disapproval of the matters set forth therein.

                                INDEMNIFICATION

    Pursuant to the Company's Articles of Incorporation and Bylaws and the Texas Business Corporation Act, the Company has indemnified certain current and former officers and directors in connection with pending litigation as well as with other actions they may have taken while serving as directors or officers of the Company.

                                                                      APPENDIX A

                           THE SOUTHLAND CORPORATION
               STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                        EFFECTIVE AS OF OCTOBER 1, 1998

1. ESTABLISHMENT AND PURPOSE

    The Southland Corporation (the "Company"), hereby establishes The Southland Corporation Stock Compensation Plan for Non-Employee Directors (the "Plan"). The purposes of the Plan are to encourage non-employee directors of the Company to acquire shares of the Company's common stock, and thereby to align their interests more closely with the interests of the other shareholders of the Company.

2. CERTAIN DEFINITIONS.

    For purposes of the Plan, the following terms shall have the indicated meanings:

    (a) "Annual Retainer" means the amount paid to a Non-Employee Director as his annual fee, which is paid in quarterly increments.

    (b) "Board" means the Board of Directors of The Southland Corporation.

    (c) "Closing Price" means the last reported sales price of the Common Stock on the last Trading Day of the calendar quarter, or if no such sale is made on such day, the last reported sales price of the Common Stock on the next following day for which such sales price is reported on the NASDAQ National Market (or, if the Common Stock is not then listed or admitted to trading on the NASDAQ National Market, the principal national stock exchange or stock market on which the Common Stock is then listed or admitted to trading).

    (d) "Common Stock" means the Common Stock, par value $.0001 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

    (e) "Director's Fees" means all fees paid to a Non-Employee Director for his services to the Company as a member of the Board. It shall include the Annual Retainer, committee fees and meeting fees. It shall not include any consulting fees paid to a Non-Employee Director.

    (f) "Election Agreement" means the form, signed by the Non-Employee Director and filed with the Company that specifies the amount (all, none, dollars or percentage) of the Director's Fees that a Non-Employee Director elects to receive in Common Stock in lieu of cash.

    (g) "Non-Employee Director" means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or its subsidiaries.

    (h) "Trading Day" means any day on which the stock exchange or stock market referred to in Section 2(c) hereof is open for trading on a regular basis.

3. ELIGIBILITY AND PARTICIPATION

    Each Non-Employee Director shall be eligible to participate in the Plan. Participation shall be voluntary and a Non-Employee Director who elects to participate in the Plan shall complete an Election Agreement which shall be filed with the Secretary of the Company, specifying the amount (either "all", "none", a specific percentage or specific dollar amount) of such Director's Fees that the Non-Employee Director wants to receive in shares of Common Stock.

4. ELECTION TO RECEIVE STOCK

    The Election Agreement must be filed with the Secretary of the Company prior to the beginning of the calendar quarter to which the election relates and will only be applicable to Director's Fees earned after the effective date of the election, except that for the calendar quarter during which the Plan is first adopted, the Election Agreement will be deemed effective as of the first day of that calendar quarter. Once an Election Agreement is filed, it will remain in effect for subsequent calendar quarters until the Non-Employee Director amends it (by filing a new Election Agreement) or revokes it, by either (a) filing a new Election Agreement or (b) filing a statement of revocation with the Secretary of the Company advising that the Non-Employee Director no longer wants to receive Common Stock in payment of his Director's Fees.

5. STOCK ISSUANCE

    The shares of Common Stock to be issued pursuant to the election described in Section 2 shall be equal to the (i) number of shares of Common Stock that could be purchased (ii) at the Closing Price on the last day of the calendar quarter during which the Director's fees were earned (iii) with the dollar amount of the Director's Fees that are being paid in Common Stock.

6. CERTIFICATE FOR SHARES OF COMMON STOCK

    A certificate representing the appropriate number of shares of Common Stock shall be issued in the name of the Non-Employee Director, individually, or upon his request, in the name of another person or entity to which he has assigned his director's fees, and shall be delivered within ten days after the end of the calendar quarter for which the Director's Fees are being paid. The certificate so issued shall contain a restrictive legend stating that the shares represented by the certificate cannot be transferred for six months following the date of issuance of the certificate, unless the restriction is waived by the Company. The restriction shall automatically lapse at the end of the six-month period.

7. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Board, which may delegate authority to a committee; however, such committee shall have no authority to (a) determine how many shares shall be given to any Non-Employee Director or (b) determine eligibility to participate in the Plan. Such committee may be authorized to interpret the Plan, prescribe, amend and rescind such rules and regulations relating to the Plan, as may be deemed advisable to protect the interests of the Company in connection with the operation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Board or of any such committee shall be liable for any action or determination made in good faith with respect to the Plan or any agreement entered into pursuant to the Plan. The determinations, interpretations, and other actions of the Board and of any such committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

8. STOCK SUBJECT TO THE PLAN.

    Up to an aggregate of 1,200,000 shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares of Common Stock that are issued shall be fully paid and non-assessable. No fractional shares shall be issued, and to the extent that the calculation provided for in Section 4 shall result in a fractional share, the number of shares to be issued to the Non-Employee Director shall be rounded up to the next whole share. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time as may be issued under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

    (a) Upon the issuance of a certificate representing shares of Common Stock to a Non-Employee Director, the Non-Employee Director shall become the owner thereof for all purposes and shall have all rights as a shareholder, including voting rights and the right to receive dividends and distributions and shall be subject to any stock splits and other similar actions, with respect to such shares, subject to the restrictions of the Plan and any restrictions imposed by law. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, or declare a stock split or take other similar action with respect to the shares of Common Stock, then the Company shall pay or make such dividend or other distribution or take such other action with respect to the shares owned by the Non-Employee Director. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares or are in any way subject to a modification or changed during the time after Director's Fees subject to the Plan are earned but before the shares are issued, then the number of shares of Common Stock that shall be issued to the Non-Employee Director shall be increased or decreased proportionately or shall be exchanged or modified as if they had been issued just prior to the record date for the event requiring the change or modification; and

    (b) in the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, or sale of assets) of the Company, the Board shall make an appropriate adjustment in the number of shares of Common Stock then subject to issuance under the Plan. The Board shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares that are authorized for issuance or are issuable pursuant to the Plan.

10. DESIGNATION OF BENEFICIARY.

    Each Non-Employee Director who elects to participate in the Plan shall name a beneficiary to receive any shares due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, such shares shall be issued to the estate of the Non-Employee Director.

11. PLAN AMENDMENT, MODIFICATION, AND TERMINATION.

    The Board may at any time suspend, terminate, amend, or modify the Plan.

12. PLAN EFFECTIVENESS.

    The Plan shall be effective as of October 1, 1998, unless it has not been approved by the Board prior to that date, and shall continue until the earliest of the following to occur: (a) December 31, 2008; (b) the date on which all shares reserved for issuance under the Plan have been issued; and (c) the date the Plan is terminated by a resolution of the Board.

13. GENERAL PROVISIONS.

    (a) No Continuing Right as Director. Neither the adoption or operation of the Plan, nor the Plan itself or any document describing or relating to the Plan, or any part hereof, shall confer upon any Non-Employee Director any right to continue as a director of the Company or any subsidiary of the Company.

    (b) Nonalienation of Benefits. No Non-Employee Director shall have the right to sell, assign, transfer, or otherwise convey or encumber in whole or in part the right to receive any Common Stock under the Plan, except in accordance with the express provisions hereof.

    (c) Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Non-Employee Director and his heirs, legatees, distributees, and legal representatives.

    (d) Severability. If any provision of the Plan or any agreement hereunder is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

    (e) Expenses. All expenses incident to the administration, protection, or termination of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

    (f) Notices. Whenever any notice is required or permitted under the Plan or any agreement hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder or under an agreement shall be deemed to be delivered on the date on which it is personally delivered, or on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or a Non-Employee Director may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an agreement shall be delivered or sent (i) to the Non-Employee Director at his address as set forth in the records of the Company or (ii) to the Company at the principal executive offices of the Company clearly marked "Attention: Secretary".

    (g) No Restriction of Corporate Action Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary thereof from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan. No Non-Employee Director or other person shall have any claim against the Company or any subsidiary thereof as a result of such action.

    (h) Governing Law. The provisions of the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

    (i) Miscellaneous. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

                                                                      APPENDIX B

                             ARTICLES OF AMENDMENT
                                     TO THE
                   SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           THE SOUTHLAND CORPORATION

    Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, THE SOUTHLAND CORPORATION, a corporation organized under the laws of the State of Texas, adopts the following articles of amendment to its Second Restated Articles of Incorporation (the "Articles of Incorporation"):

                                  ARTICLE ONE

    The name of the corporation is The Southland Corporation.

                                  ARTICLE TWO

    The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on [April 28, 1999]. The Articles of Incorporation are amended to change the name of the corporation to 7-Eleven, Inc.

    The amendment alters or changes Article One of the Articles of Incorporation and the full text of Article One is as follows:

                "The name of the Corporation is "7-Eleven, Inc."

                                 ARTICLE THREE

    The number of shares of the corporation outstanding at the time of such
adoption was         ; and the number of shares entitled to vote thereon was
        .

    The designation and number of shares of each class or series entitled to vote thereon as a class or series were as follows:

   CLASS OR        NUMBER OF SHARES OUTSTANDING
    SERIES             AND ENTITLED TO VOTE
    Common

                                  ARTICLE FOUR

    The number of shares voted for such amendment was         ; and the number
of shares voted against such amendment was         .

    The number of shares of each class or series entitled to vote as a class or series voted for or against such amendment as follows:

                      NUMBER OF SHARES VOTED
   CLASS OR        FOR                  AGAINST
    SERIES
    Common

Dated the    day of         , 1999.

                                          THE SOUTHLAND CORPORATION

                                          By:
                                          --------------------------------------

                                          Name:
--------------------------------------------------------------------------------

                                          Title:
                                          --------------------------------------

On the outside back cover of the Proxy Statement of The Southland Corporation there is a map of the intersection of North Central Expressway and Lemmon Avenue and North Central Expressway and Haskell Avenue, in Dallas, Texas, showing the entrances to Cityplace Center.

  PROXY                                                                 PROXY

                        THE SOUTHLAND CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 28, 1999

The undersigned appoints Clark J. Matthews, II, Bryan F. Smith, Jr. and Carol
S. Hilburn, and each of them (acting by majority, or if only one be present, then by that one alone) as my true and lawful agents and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of The Southland Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of The Southland Corporation to be held on April 28, 1999 and at any adjournments thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposals No. 2, 3 and 4. The proxy holders will use their discretion with respect to any other matter that is properly brought before the meeting, as referred to in Item 5.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          THE SOUTHLAND CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   / /



1. ELECTION OF DIRECTORS-Nominees: Masatoshi Ito;
   Toshifumi Suzuki; Clark J. Matthews, II; Yoshitami Arai;
   Masaaki Asakura; Timothy N. Ashida; Jay W. Chai;
   Gary J. Fernandes; Masaaki Kamata; James W. Keyes;
   Kazuo Otsuka; Asher O. Pacholder; Nobutake Sato.

                          For All     For all, except
      For     Withheld     Except     Nominee(s) written
      / /       / /        / /        in below
                                      ______________________
                                       Nominee(s) Excepted

2. Ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP, as independent auditors of the Company for 1999.

      For     Against     Abstain
      / /       / /         / /


3. Approval of the Company's           For     Against     Abstain
   Stock Compensation Plan for         / /       / /         / /
   Non-Employee Directors

4. Approval of Articles of             For     Against     Abstain
   Amendment to the Company's          / /       / /         / /
   Second Restated Articles
   of Incorporation to change the
   Company's name to "7-Eleven, Inc."

5. Other Business. In their discretion,
   the proxies are authorized to vote
   upon such other matters as may properly
   come before the meeting or any
   adjournments thereof.

   If you plan to attend the meeting    / /
   in person, please mark this oval


SIGNATURE(S)___________________________________ DATE_______________

SIGNATURE(S)___________________________________ DATE_______________

Date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as an administrator, executor, trustee, attorney, guardian, corporate officer, or in any other capacity, please give full title as such. Receipt of 1998 Annual Report and March xx, 1999 Notice and Proxy Statement is hereby acknowledged.